Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554, media@delta.com

Delta Air Lines Announces December Quarter and Full Year 2019 Profit

December quarter 2019 pre-tax income of $1.4 billion, net income of $1.1 billion and earnings per diluted share of $1.71

Full year 2019 pre-tax income of $6.2 billion and earnings per diluted share of $7.30,

a nearly 30% increase over prior year

Record $1.6 billion profit sharing for Delta's 90,000 employees

Full year 2019 operating cash flow of $8.4 billion and $4.2 billion in free cash flow

ATLANTA, Jan. 14, 2020 – Delta Air Lines (NYSE:DAL) today reported financial results for the December quarter and full year 2019 and provided its outlook for the March quarter 2020. Highlights of the December quarter and full year 2019 results, including both GAAP and adjusted metrics, are on page four and are incorporated here.

December Quarter Financial Highlights

•	Adjusted earnings per share of $1.70, a 31% increase year over year; above guidance of $1.20 to $1.50 on stronger revenue, lower fuel and a nine-cent net gain related to the unwinding of the GOL relationship
•	Total revenue grew to $11.4 billion, up 7% over prior year when prior year period is adjusted for sale of DAL Global Services (DGS)
•	Total unit revenue (TRASM), adjusted, increased 2.4%, exceeding expectations on strong holiday travel demand
•	Non-fuel operating expense on a unit basis (CASM-Ex) up 4.4% compared to the prior year period, in line with the company's expectations of 4% to 5%

Full Year Financial Highlights

•	Adjusted earnings per share of $7.31, a 30% increase year over year
•	Total revenue increased to a record $47 billion, up 7.5% when prior year period is adjusted for third-party refinery sales and the sale of DGS
•	Total expense increased 3.9% with CASM-Ex up 2%, in line with the company's guidance and long-term cost targets
•	Delta's 90,000 employees will share a record $1.6 billion profit sharing payout on Feb. 14
•	Generated $8.4 billion of operating cash flow and $4.2 billion of free cash flow
•	Returned $3 billion to shareholders through dividends and share repurchases

“2019 was a truly outstanding year on all fronts – the best in Delta’s history operationally, financially and for our customers. Our people, and their commitment to bringing best-in-class travel experiences to our 200 million customers, are the foundation for our success. I’m pleased to recognize their outstanding performance with a record $1.6 billion in profit sharing for 2019,” said Ed Bastian, Delta’s chief executive officer. “As we enter 2020, demand for travel is healthy and our brand preference is growing, positioning Delta to deliver another year of strong results, including earnings per share of $6.75 to $7.75.”

1

March Quarter 2020 Outlook

1Q20 Forecast
Total revenue growth (year-over-year)	Up 5% to 7%
Pre-tax margin (year-over-year)	~ Flat
Fuel price, including taxes and refinery impact	$2.00 to $2.20
TRASM, adjusted (year-over-year)	Flat to up 2%
CASM-Ex (year-over-year)	Up 2% to 3%

See Note A for information about reconciliation of projected non-GAAP financial measures

Revenue Environment

For the full year, operating revenue grew to nearly $47 billion, up 7.5% when prior year period is adjusted for third-party refinery sales and the sale of DGS. Premium product ticket revenue increased 9% along with strong double-digit percentage increases from loyalty and third-party maintenance revenue.

Delta’s operating revenue of $11.4 billion for the December quarter improved 7.2% or $768 million over the prior year (adjusted for the sale of DGS). This was driven by a 9% increase in premium product ticket revenue, an 18% increase in loyalty revenue and a 31% increase in third-party maintenance revenue, which was partially offset by 13% lower cargo revenue.

December quarter passenger revenue by geographic region:

•	Domestic revenue grew 7.7% in the quarter on 1.6% higher passenger unit revenue (PRASM) and 6% higher capacity. Domestic premium product revenue grew 11% and corporate revenue grew 6%, driven by strength in business and leisure demand through the holiday period. Revenue and margin improved in all domestic hubs with revenue up 10% in coastal hubs and 6% in core hubs.
•	Atlantic revenue grew 0.8% in the quarter on 2.4% higher capacity and a 1.6% decline in PRASM, driven almost entirely by foreign exchange rates.
•	Latin revenue grew 6.7% on a 6.3% increase in unit revenue and 0.4% higher capacity. This revenue improvement was driven by continued double-digit unit revenue growth in Brazil and Mexico.
•	Pacific revenue was down 0.5% versus prior year on a 4.4% decline in unit revenue primarily due to continued softness in China. This was a 3.2 point improvement versus the September quarter on improved trends in Japan and strong Delta Premium Select performance.

"Our industry-leading operational performance and the unmatched service our people provide are the reasons why more customers than ever are choosing to fly Delta. Investments in reliability, product and service, airports and technology are reshaping customer perception and driving record satisfaction scores and increasing brand preference.” said Glen Hauenstein, Delta’s president. "We delivered $47 billion in revenue in 2019, a more than $3 billion increase when adjusted over prior year, while sustaining a revenue premium to the industry of more than 110%. Demand trends remain healthy and we expect momentum to continue in 2020, with revenue growth of 5% to 7% in the March quarter.”

Cost Performance

For 2019, total expense increased 3.9%, driven by higher revenue- and capacity-related expenses, profit sharing, and pension expense, which were partially offset by $501 million lower fuel cost. CASM-Ex for 2019 increased 2% versus prior year, reflecting Delta's continued investment in our people, product and services.

Total expense for the December quarter increased 6.9% versus the prior year on higher revenue- and capacity-related expenses and profit sharing, which were partially offset by $315 million lower fuel cost. CASM-Ex was up 4.4% for the December quarter compared to the prior year driven by investment in our people, product and services, and a mark-up of benefit-related balance sheet obligations.

Fuel expense decreased 14% relative to December quarter 2018. Delta’s fuel price for the December quarter was $2.01 per gallon, including a $24 million benefit from the refinery.

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Non-operating expense for the quarter was $256 million higher versus the prior year, driven primarily by pension expense and lower mark-to-market adjustments on investments, including our investment in GOL, which was sold during the December quarter 2019.

“Non-fuel unit costs for 2019 increased 2% versus prior year, in line with our long-term cost target and reflecting Delta’s continued investment in our people, product and services,” said Paul Jacobson, Delta’s chief financial officer. “These investments supporting our long-term growth will continue into 2020, and we expect our non-fuel unit costs will increase 2% to 3% for the March quarter and full year.”

Cash Flow and Shareholder Returns

For the full year, Delta generated $8.4 billion of operating cash flow and $4.2 billion of free cash flow. Full year cash flow is net of $1 billion of voluntary pension contributions, including $500 million made in the December quarter.

The company invested $4.5 billion into the business in 2019 including $954 million in the December quarter. This supported the delivery of 88 new aircraft during the year. The company's ongoing fleet transformation is driving higher customer satisfaction, premium seat growth and improved fuel efficiency.

For the December quarter, Delta generated $969 million of operating cash flow and $141 million of free cash flow. Delta returned $484 million to shareholders, comprised of $225 million of share repurchases and $259 million in dividends during the quarter. For the full year, Delta returned $3 billion to shareholders, including $2 billion of share repurchases and $980 million in dividends.

“Strong cash generation continues to set Delta apart and enables consistent reinvestment in the business while maintaining cash returns to owners at 70% of free cash flow,” added Jacobson. “We expect to generate free cash flow of $4 billion again this year, putting us on track to deliver a three-year cumulative free cash flow of over $10 billion by the end of 2020.”

Strategic Highlights

In 2019, Delta achieved a number of milestones across its five key strategic pillars.

Culture and People

•	Delta people earned $1.6 billion in profit sharing and $87 million in Shared Rewards, recognizing the outstanding performance of Delta's 90,000 employees through 2019.
•	Contributed over $60 million and 800,000 volunteer hours in 2019 as part of Delta's commitment to the communities we serve. Introduced The Great Delta Give-Back, reinforcing commitment to the communities Delta serves around the world by providing employees an annual paid day of service.

Operational Reliability

•	Delivered 281 days of zero mainline cancellations and 165 days of zero system cancellations through 2019, an improvement of 12% and 15%, respectively, versus 2018.
•	Reached record completion factor in 2019 on a system and mainline basis, with mainline completion factor of 99.83%.
•	Carried an all-time record 204 million customers in 2019, 6% more than prior year with a record load factor of 86.3%.
•	Achieved 2% fuel efficiency improvement through fleet renewal and other initiatives. Delta also entered into an agreement with Gevo for 10 million gallons annually of sustainable aviation fuel.

Network and Partnerships

•	Strengthened global partnerships in all international entities with: the announcement of a strategic alliance with LATAM Airlines Group including completion of a tender offer to acquire a 20% equity stake; the equity investment in Hanjin-KAL the largest shareholder of Korean Air; approval by the U.S. DOT for anti-trust immunity for the expanded joint venture between Delta, Air France, KLM and Virgin Atlantic.
•	Announced a combination between Delta Private Jets and Wheels Up, a private aviation company, to create one of the world's largest owned and managed fleets of private aircraft, with over 190 aircraft and 8,000 customers in the combined company.
•	Extended Delta's global reach with new service between Amsterdam-Tampa, Boston-Edinburgh, Boston-Lisbon, Minneapolis-Mexico City, Minneapolis-Seoul, New York JFK-Bogota, New York JFK-Mumbai and Seattle-Osaka.

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Customer Experience and Loyalty

•	Announced an 11-year contract renewal between Delta and American Express with contribution increasing from $4.1 billion in 2019 to nearly $7 billion by 2023, including a complete relaunch where cardholders will enjoy more ways to earn miles.
•	Added a record number of new SkyMiles Members in one year with the number of new Members increasing at more than triple the rate of just three years ago and added record 1.1 million new Delta American Express cardholders, marking the third consecutive year of more than one million new cardholders.
•	Debuted an industry-leading international Main Cabin experience designed by flight attendants to elevate and differentiate the customer experience on Delta featuring thoughtful touches like welcome cocktails, hot towel service, bistro-style dining and more.
•	Took delivery of 88 new aircraft including the A220-100 and A330-900neo, with in-flight entertainment, spacious overhead bins and memory foam cushions throughout the aircraft for additional comfort.
•	Released the updated FlyDelta app, providing automatic international check-in, integrated security wait times and the ability to pre-select meals in Delta One and domestic First Class.
•	Awarded the No. 1 airline in Business Travel News Airline Survey for a record ninth consecutive year, sweeping all 11 categories.

Investment Grade Balance Sheet

•	Reported a 1.7x adjusted debt to EBITDAR ratio, toward the lower end of our long-term leverage ratio target of 1.5x to 2.5x adjusted debt to EBITDAR, which is expected to allow Delta to maintain investment grade ratings through a business cycle.
•	Completed a $1.5 billion unsecured debt offering through a mix of five- and 10-year notes at a blended rate of 3.24%, the lowest unsecured rates achieved by Delta for these lengths of maturity in its history. The proceeds from this offering were used to fund the acquisition of the 20% equity stake in LATAM Airlines Group.

December Quarter and Full Year 2019 Results

Adjusted results primarily exclude the impact of mark-to-market ("MTM") adjustments.

	GAAP		Adjusted		GAAP		Adjusted
($ in millions except per share and unit costs)	4Q19	4Q18	4Q19	4Q18	FY19	FY18	FY19	FY18
Net income	1,099	1,019	1,096	885	4,767	3,935	4,773	3,893
Diluted earnings per share	1.71	1.49	1.70	1.30	7.30	5.67	7.31	5.61
Operating revenue	11,439	10,742	11,437	10,668	47,007	44,438	46,910	43,645
Total revenue per available seat mile (TRASM)	17.47	17.18	17.47	17.06	17.07	16.87	17.03	16.57
Consolidated unit cost (CASM/CASM-Ex)	15.34	15.44	11.21	10.74	14.67	14.87	10.52	10.31

About Delta

Delta Air Lines (NYSE: DAL) is the U.S. global airline leader in products, services, innovation, reliability and customer experience. Powered by its 90,000 people around the world, Delta continues to invest billions in its people, delivering a world-class travel experience and generating industry-leading shareholder returns. With its constant drive to invest, innovate and expand, Delta today is the No. 1 U.S. global airline by total revenue.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of fuel hedging activity including rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the performance of our significant investments in airlines in other parts of the world; the possible effects of accidents involving our aircraft; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third parties; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management and key employees; damage to our reputation and brand if we are exposed to significant adverse publicity through social media; the effects of terrorist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptions or disruptions in service at major airports at which we operate; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom related to the exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of January 14, 2020 and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(in millions, except per share data)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Operating Revenue:
Passenger	$10,245	$9,647	$598	6%	$42,277	$39,755	$2,522	6%
Cargo	187	214	(27)	(13)%	753	865	(112)	(13)%
Other	1,007	881	126	14%	3,977	3,818	159	4%
Total operating revenue	11,439	10,742	697	6%	47,007	44,438	2,569	6%

Operating Expense:
Salaries and related costs	2,949	2,739	210	8%	11,225	10,743	482	4%
Aircraft fuel and related taxes	2,012	2,327	(315)	(14)%	8,519	9,020	(501)	(6)%
Regional carriers expense, excluding fuel	885	851	34	4%	3,584	3,438	146	4%
Contracted services	668	529	139	26%	2,641	2,175	466	21%
Depreciation and amortization	622	570	52	9%	2,581	2,329	252	11%
Passenger commissions and other selling expenses	488	468	20	4%	1,993	1,941	52	3%
Landing fees and other rents	440	408	32	8%	1,762	1,662	100	6%
Aircraft maintenance materials and outside repairs	417	341	76	22%	1,751	1,575	176	11%
Profit sharing	387	311	76	24%	1,643	1,301	342	26%
Passenger service	313	286	27	9%	1,251	1,178	73	6%
Ancillary businesses and refinery	299	299	—	—%	1,245	1,695	(450)	(27)%
Aircraft rent	105	103	2	2%	423	394	29	7%
Other	455	420	35	8%	1,771	1,723	48	3%
Total operating expense	10,040	9,652	388	4%	40,389	39,174	1,215	3%

Operating Income	1,399	1,090	309	28%	6,618	5,264	1,354	26%

Non-Operating Expense:
Interest expense, net	(72)	(67)	(5)	7%	(301)	(311)	10	(3)%
Gain/(loss) on investments, net	136	208	(72)	(35)%	119	38	81	NM
Miscellaneous, net	(66)	113	(179)	NM	(238)	160	(398)	NM
Total non-operating (expense)/income, net	(2)	254	(256)	NM	(420)	(113)	(307)	NM

Income Before Income Taxes	1,397	1,344	53	4%	6,198	5,151	1,047	20%

Income Tax Provision	(298)	(325)	27	(8)%	(1,431)	(1,216)	(215)	18%

Net Income	$1,099	$1,019	$80	8%	$4,767	$3,935	$832	21%

Basic Earnings Per Share	$1.71	$1.50			$7.32	$5.69
Diluted Earnings Per Share	$1.71	$1.49			$7.30	$5.67

Basic Weighted Average Shares Outstanding	642	680			651	691
Diluted Weighted Average Shares Outstanding	644	683			653	694

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DELTA AIR LINES, INC.

Passenger Revenue

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(in millions)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Ticket- Main cabin	$5,238	$5,056	$182	4%	$21,919	$21,196	$723	3%
Ticket- Business cabin and premium products	3,684	3,380	304	9%	14,989	13,754	1,235	9%
Loyalty travel awards	726	675	51	8%	2,900	2,651	249	9%
Travel-related services	597	536	61	11%	2,469	2,154	315	15%
Total passenger revenue	$10,245	$9,647	$598	6%	$42,277	$39,755	$2,522	6%

DELTA AIR LINES, INC.

Other Revenue

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(in millions)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Loyalty program	$519	$384	$135	35%	$1,962	$1,459	$503	34%
Ancillary businesses and refinery	307	327	(20)	(6)%	1,297	1,801	(504)	(28)%
Miscellaneous	181	170	11	6%	718	558	160	29%
Total other revenue	$1,007	$881	$126	14%	$3,977	$3,818	$159	4%

DELTA AIR LINES, INC.

Total Revenue

(Unaudited)

		Increase (Decrease)
		4Q19 versus 4Q18
Revenue	4Q19 ($M)	Change YoY	Unit Revenue	Yield	Capacity
Domestic	$7,612	7.7%	1.6%	1.4%	6.0%
Atlantic	1,338	0.8%	(1.6)%	(3.5)%	2.4%
Latin America	703	6.7%	6.3%	4.4%	0.4%
Pacific	591	(0.5)%	(4.4)%	(2.7)%	4.1%
Total Passenger	$10,245	6.2%	1.4%	0.9%	4.7%
Cargo Revenue	187	(12.7)%
Other Revenue	1,007	14.3%
Total Revenue	$11,439	6.5%	1.7%
Third Party Refinery Sales	(2)
Total Revenue, adjusted	$11,437	7.2%	2.4%

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DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2019	2018	Change		2019	2018	Change
Revenue passenger miles (millions)	56,028	53,241	5.2%		237,680	225,243	5.5%
Available seat miles (millions)	65,468	62,523	4.7%		275,379	263,365	4.6%
Passenger mile yield (cents)	18.29	18.12	0.9%		17.79	17.65	0.8%
Passenger revenue per available seat mile (cents)	15.65	15.43	1.4%		15.35	15.09	1.7%
Total revenue per available seat mile (cents)	17.47	17.18	1.7%		17.07	16.87	1.2%
TRASM, adjusted - see Note A (cents)	17.47	17.06	2.4%		17.03	16.57	2.8%
Operating cost per available seat mile (cents)	15.34	15.44	(0.6)%		14.67	14.87	(1.3)%
CASM-Ex - see Note A (cents)	11.21	10.74	4.4%		10.52	10.31	2.0%
Passenger load factor	85.6%	85.2%	0.4	pts	86.3%	85.5%	0.8	pts
Fuel gallons consumed (millions)	999	975	2.4%		4,214	4,113	2.5%
Average price per fuel gallon	$2.01	$2.39	(15.9)%		$2.02	$2.20	(8.2)%
Average price per fuel gallon, adjusted - see Note A	$1.99	$2.42	(17.7)%		$2.02	$2.21	(8.5)%
Number of aircraft in fleet, end of period	1,062	1,025	37

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DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	December 31,
(in millions)	2019	2018
Cash Flows From Operating Activities:
Net income	$1,099	$1,019
Depreciation and amortization	622	570
Deferred income taxes	324	504
Pension, postretirement and postemployment payments greater than expense	(447)	(113)
Changes in air traffic liability	(647)	(873)
Changes in profit sharing	387	311
Other, net	(369)	(173)
Net cash provided by operating activities	969	1,245

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(570)	(871)
Ground property and equipment, including technology	(502)	(492)
Net redemptions of short-term investments	–	276
Other, net	293	67
Net cash used in investing activities	(779)	(1,020)

Cash Flows From Financing Activities:
Payments on long-term debt and finance lease obligations	(516)	(312)
Repurchases of common stock	(225)	(325)
Cash dividends	(259)	(238)
Proceeds from short-term obligations	–	113
Proceeds from long-term obligations	1,557	621
Other, net	285	16
Net cash provided by (used in) financing activities	842	(125)

Net Increase in Cash, Cash Equivalents and Restricted Cash Equivalents	1,032	100
Cash, cash equivalents and restricted cash equivalents at beginning of period	2,698	2,648
Cash, cash equivalents and restricted cash equivalents at end of period	$3,730	$2,748

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets to the total of the same such amounts shown above:
Current assets:
Cash and cash equivalents	$2,882	$1,565
Restricted cash included in prepaid expenses and other	212	47
Other assets:
Cash restricted for airport construction	636	1,136
Total cash, cash equivalents and restricted cash equivalents	$3,730	$2,748

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DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in millions)	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$2,882	$1,565
Accounts receivable, net	2,854	2,314
Fuel inventory	730	592
Expendable parts and supplies inventories, net	521	463
Prepaid expenses and other	1,262	1,406
Total current assets	8,249	6,340

Property and Equipment, Net:
Property and equipment, net	31,311	28,335

Other Assets:
Operating lease right-of-use assets	5,626	5,994
Goodwill	9,781	9,781
Identifiable intangibles, net	5,167	4,830
Cash restricted for airport construction	636	1,136
Other noncurrent assets	3,759	3,850
Total other assets	24,969	25,591
Total assets	$64,529	$60,266
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and finance leases	$2,287	$1,518
Current maturities of operating leases	801	955
Air traffic liability	5,116	4,661
Accounts payable	3,266	2,976
Accrued salaries and related benefits	3,701	3,287
Loyalty program deferred revenue	3,219	2,989
Fuel card obligation	736	1,075
Other accrued liabilities	1,078	1,117
Total current liabilities	20,204	18,578

Noncurrent Liabilities:
Long-term debt and finance leases	8,873	8,253
Pension, postretirement and related benefits	8,344	9,163
Loyalty program deferred revenue	3,509	3,652
Noncurrent operating leases	5,294	5,801
Deferred income taxes, net	1,478	163
Other noncurrent liabilities	1,387	969
Total noncurrent liabilities	28,885	28,001

Commitments and Contingencies

Stockholders' Equity:	15,440	13,687
Total liabilities and stockholders' equity	$64,529	$60,266

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below. Reconciliations may not calculate due to rounding.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. The Company is not able to reconcile forward looking non-GAAP financial measures because the adjusting items such as those used in the reconciliations below will not be known until the end of the period and could be significant.

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Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Net redemptions of short-term investments. Net redemptions of short-term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust for this activity to provide investors a better understanding of the company's free cash flow generated by our operations.

Strategic investments. Cash flows related to our investment in Hanjin-KAL, the largest shareholder of Korean Air, are included in our GAAP investing activities. We adjust free cash flow for this activity because it provides a more meaningful comparison to the airline industry.

Net cash flows related to certain airport construction projects and other. Cash flows related to certain airport construction projects are included in our GAAP operating activities and capital expenditures. We have adjusted for these items, which were primarily funded by cash restricted for airport construction, to provide investors a better understanding of the company's free cash flow and capital expenditures that are core to our operational performance in the periods shown.

Three Months Ended
(in millions)	December 31, 2019
Net cash provided by operating activities	$969
Net cash used in investing activities	(779)
Adjustments:
Net cash flows related to certain airport construction projects and other	(49)
Total free cash flow	$141

Year Ended
(in millions)	December 31, 2019
Net cash provided by operating activities	$8,425
Net cash used in investing activities	(4,563)
Adjustments:
Net redemptions of short-term investments	(206)
Strategic investments	170
Net cash flows related to certain airport construction projects and other	338
Total free cash flow	$4,164

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Net Income, adjusted. We adjust net income for the following items to determine net income, adjusted for the reasons described below.

MTM adjustments and settlements on hedges. Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the applicable period.

Equity investment MTM adjustments. We record our proportionate share of earnings/loss from our equity investments in Virgin Atlantic and Aeroméxico in non-operating expense. We adjust for our equity method investees' hedge portfolio MTM adjustments to allow investors to understand and analyze our core operational performance in the periods shown.

MTM adjustments on investments. Unrealized gains/losses on our equity investments in GOL, China Eastern, Air France-KLM and Korean Air, which are accounted for at fair value in non-operating expense, are driven by changes in stock prices and foreign currency. During the December 2019 quarter, we sold our GOL investment, which generated a gain in adjusted results that had previously been included in GAAP results. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

DGS sale adjustment. Because we sold DAL Global Services, LLC ("DGS") in December 2018, we have excluded the impact of DGS from 2018 results for comparability.

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	Three Months Ended	Three Months Ended
	December 31, 2019	December 31, 2019
	Net	Net Income
(in millions, except per share data)	Income	Per Diluted Share
GAAP	$1,099	$1.71
Adjusted for:
MTM adjustments and settlements on hedges	17
Equity investment MTM adjustments	(1)
MTM adjustments on investments	(19)
Total adjustments	(3)	(0.01)
Non-GAAP	$1,096	$1.70
Change year-over-year		31%

	Three Months Ended	Three Months Ended
	December 31, 2018	December 31, 2018
	Net	Net Income
(in millions, except per share data)	Income	Per Diluted Share
GAAP	$1,019	$1.49
Adjusted for:
MTM adjustments and settlements on hedges	(26)
Equity investment MTM adjustments	43
MTM adjustments on investments	(146)
DGS sale adjustment	(5)
Total adjustments	(134)	(0.19)
Non-GAAP	$885	$1.30

	Year Ended	Year Ended
	December 31, 2019	December 31, 2019
	Net	Net Income
(in millions, except per share data)	Income	Per Diluted Share
GAAP	$4,767	$7.30
Adjusted for:
MTM adjustments and settlements on hedges	11
Equity investment MTM adjustments	(11)
MTM adjustments on investments	6
Total adjustments	6	0.01
Non-GAAP	$4,773	$7.31
Change year-over-year		30%

	Year Ended	Year Ended
	December 31, 2018	December 31, 2018
	Net	Net Income
(in millions, except per share data)	Income	Per Diluted Share
GAAP	$3,935	$5.67
Adjusted for:
MTM adjustments and settlements on hedges	(26)
Equity investment MTM adjustments	14
MTM adjustments on investments	(7)
DGS sale adjustment	(23)
Total adjustments	(42)	(0.06)
Non-GAAP	$3,893	$5.61

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Operating Revenue, adjusted and Total Revenue Per Available Seat Mile ("TRASM"), adjusted. We adjust operating revenue and TRASM for refinery sales to third parties because refinery sales to third parties are not related to our airline segment. Operating revenue, adjusted and TRASM, adjusted therefore provide a more meaningful comparison of revenue from our airline operations to the rest of the airline industry. We adjust for the DGS sale for the same reason described above under the heading pre-tax income and net income, adjusted.

	Three Months Ended
(in millions)	December 31, 2019	December 31, 2018	Change
Operating revenue	$11,439	$10,742
Adjusted for:
Third-party refinery sales	(2)	(11)
DGS sale adjustment	–	(63)
Operating revenue, adjusted	$11,437	$10,668	7.2%
Year-over-year change	$768

	Year Ended
(in millions)	December 31, 2019	December 31, 2018	Change
Operating revenue	$47,007	$44,438
Adjusted for:
Third-party refinery sales	(97)	(548)
DGS sale adjustment	–	(244)
Operating revenue, adjusted	$46,910	$43,645	7.5%
Year-over-year change	$3,265

	Three Months Ended
	December 31, 2019	December 31, 2018	Change
TRASM (cents)	17.47	17.18
Adjusted for:
Third-party refinery sales	–	(0.02)
DGS sale adjustment	–	(0.10)
TRASM, adjusted	17.47	17.06	2.4%

	Year Ended
	December 31, 2019	December 31, 2018	Change
TRASM (cents)	17.07	16.87
Adjusted for:
Third-party refinery sales	(0.04)	(0.21)
DGS sale adjustment	–	(0.09)
TRASM, adjusted	17.03	16.57	2.8%

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Non-Fuel Unit Cost or Cost per Available Seat Mile, ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to understand and analyze our non-fuel costs and year-over-year financial performance.

Ancillary businesses and refinery. We adjust for expenses related to aircraft maintenance we provide to third parties, our vacation wholesale operations, our private jet operations as well as refinery cost of sales to third parties. 2018 results also include staffing services performed by DGS. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these areas to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

	Three Months Ended
	December 31, 2019	December 31, 2018	Change
CASM (cents)	15.34	15.44
Adjusted for:
Aircraft fuel and related taxes	(3.08)	(3.72)
Ancillary businesses and refinery	(0.46)	(0.48)
Profit sharing	(0.59)	(0.50)
CASM-Ex	11.21	10.74	4.4%

	Year Ended
	December 31, 2019	December 31, 2018	Change
CASM (cents)	14.67	14.87
Adjusted for:
Aircraft fuel and related taxes	(3.10)	(3.43)
Ancillary businesses and refinery	(0.45)	(0.64)
Profit sharing	(0.60)	(0.49)
CASM-Ex	10.52	10.31	2.0%

Capital Expenditures, net. We present net capital expenditures because management believes investors should be informed that a portion of these capital expenditures are reimbursed by a third party.

Three Months Ended
(in millions)	December 31, 2019
Flight equipment, including advance payments	$570
Ground property and equipment, including technology	502
Net cash flows related to certain airport construction projects	(118)
Capital expenditures, net	$954

Year Ended
(in millions)	December 31, 2019
Flight equipment, including advance payments	$3,344
Ground property and equipment, including technology	1,592
Net cash flows related to certain airport construction projects	(448)
Capital expenditures, net	$4,488

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Adjusted Debt to Earnings Before Interest, Taxes, Depreciation, Amortization and Rent ("EBITDAR"). We present adjusted debt to EBITDAR because management believes this metric is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes operating lease liabilities. We calculate EBITDAR by adding depreciation and amortization to GAAP operating income and adjusting for the fixed portion of operating lease expense.

(in billions)	December 31, 2019
Debt and finance lease obligations	$11
Plus: Operating lease liability	6
Adjusted Debt	$17

	Year Ended
(in billions)	December 31, 2019
GAAP operating income	$7
Adjusted for:
Depreciation and amortization	2
Fixed portion of operating lease expense	1
EBITDAR	$10
Adjusted Debt to EBITDAR	1.7	x

Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of hedging and the refinery on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements for the same reason described under the heading pre-tax income and net income, adjusted.

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	December 31,		December 31,
(in millions, except per gallon data)	2019	2018	2019	2018
Fuel purchase cost	$2,013	$2,318	$2.02	$2.38
Fuel hedge impact	23	(33)	0.02	(0.03)
Refinery segment impact	(24)	42	(0.03)	0.04
Total fuel expense	$2,012	$2,327	$2.01	$2.39
MTM adjustments and settlements	(23)	33	(0.02)	0.03
Total fuel expense, adjusted	$1,989	$2,360	$1.99	$2.42

			Average Price Per Gallon
	Year Ended		Year Ended
	December 31,		December 31,
(in millions, except per gallon data)	2019	2018	2019	2018
Fuel purchase cost	$8,581	$9,131	$2.04	$2.22
Fuel hedge impact	14	(53)	–	(0.01)
Refinery segment impact	(76)	(58)	(0.02)	(0.01)
Total fuel expense	$8,519	$9,020	$2.02	$2.20
MTM adjustments and settlements	(14)	53	–	0.01
Total fuel expense, adjusted	$8,505	$9,073	$2.02	$2.21

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